Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of [ ], 2014, by and between Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), and [            ] (“Indemnitee”).

RECITALS

A. Highly competent persons have become more reluctant to serve publicly-held corporations as officers and directors and in other capacities unless such persons are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

B. The Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons providing services to corporations and other business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. Article IX of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and Article X of the Amended and Restated Bylaws of the Company (the “Bylaws”) require that the Company indemnify and hold harmless its officers and directors. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and applicable common law principles. The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and officers and directors of the Company with respect to indemnification.

C. The uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

D. The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

E. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, to hold harmless and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Certificate of Incorporation or the Bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

F. This Agreement is a supplement to and in furtherance of the indemnification provided in the Certificate of Incorporation, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

G. Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve the Company without adequate protection, and the Company desires the services of Indemnitee. Indemnitee is willing to provide services to the Company on the condition that the Indemnittee is indemnified, held harmless and assured of advancement of expenses on the terms and conditions set forth in this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as an [officer] [director] [officer and director] of the Company and, if requested by the Company, as an [officer], [director] [officer and director] of Texas Capital Bank, N.A. (the “Bank”). Indemnitee may at any time and for any reason resign from such position(s) (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise (as defined below)) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Certificate of Incorporation, the Bylaws, and the DGCL. This Agreement shall not be deemed an employment contract between the Company and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer or director of the Company or the Bank or any Enterprise.

Section 2. Definitions. As used in this Agreement:

(a) “Agent” means any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or who is or was authorized by the Company or a subsidiary to act for the Company or such subsidiary with respect to another Enterprise, to include serving as a director, officer, manager, employee, fiduciary, trustee, partner, member or in another official capacity of another Enterprise at the request of, for the convenience or to represent the interests of the Company or a subsidiary of the Company.

(b) “Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act (as defined below); provided, however, for the purposes of Section 2(c), Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities, unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2(c)(i), Section 2(c)(iii) or Section 2(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) The approval by the stockholders of the Company of a complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the Company’s or the Bank’s assets; and

(v) There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(d) “Corporate Status” describes the status of a person who is or was an Agent of the Company or of any other Enterprise.

(e) “Delaware Court” means the Chancery Court of the State of Delaware and any appellate court of the State of Delaware having jurisdiction over the Chancery Court.

(f) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which Indemnitee has asserted his or her right to indemnification, to be held harmless or to advancement of Expenses pursuant to this Agreement.

(g) “Enterprise” means the the Bank and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, organization or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, manager, employee, fiduciary, trustee, partner, Agent, member or in another official capacity.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Expenses” means all direct and indirect costs, fees and expenses of any type or nature whatsoever, including without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) for purposes of Section 13(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company, any subsidiary of the Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification, to be held harmless or to advancement of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) “Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that for purposes of Section 2(c), Person shall exclude (i) the Company; (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company; and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(l) The term “Proceeding” shall include, but is not limited to, any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken (or failure to act) by or on the part of Indemnitee while serving as a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as an Agent of another Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which rights to indemnification, to be held harmless or to reimbursement or advancement of Expenses are provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or part thereof initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement. If the Indemnitee believes in good faith that a given circumstance may lead to or culminate in the institution of a Proceeding, that circumstance shall be considered a Proceeding.

(m) References to “fines” shall include any excise tax or penalty assessed with respect to any employee benefit plan. References to “serving at the request of the Company” shall include any service as an officer, director, committee member or official which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries. If Indemnitee acts in good faith and in a manner reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement. References to “final disposition of a Proceeding” mean that Indemnitee has no right to appeal the action or adjudication terminating the Proceeding.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by applicable law against all Expenses, judgments, fines, liability, loss and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, liability, loss and amounts paid in settlement) actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without ten (10) days’ prior notice to the Company. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by applicable law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of its stockholders or disinterested directors or applicable law.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No payment of indemnification for, or to hold Indemnitee harmless from, Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company (from which there is no further option or right of appeal by Indemnitee), unless and only to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to be indemnified or held harmless.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) any Proceeding and is successful, on the merits or otherwise, in such Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified against and held harmless from all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

Section 7. Additional Indemnification and Hold Harmless Rights.

(a) Notwithstanding any limitation in Section 3, Section 4 or Section 5, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, liability, loss and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines liability, loss and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification or hold harmless payment in connection with any Proceeding:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for any payment which is prohibited by any applicable federal or state banking law or regulation, as confirmed in writing by the federal or state banking regulator charged with enforcement of such law or regulation; or

(c) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory or common law, (ii) the recovery of any profit realized in violation of Section 306 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any regulations promulgated thereunder or (iii) any reimbursement of or recoupment by the Company from the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the acquisition or disposition of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements or recoupments that arise from any restatement of the Company’s financial statements as contemplated by (x) Section 954 of the Dodd-Frank Wall Street Reform Act of 2010 and any regulations promulgated thereunder, (y) Section 304 of the Sarbanes-Oxley Act and any regulations promulgated thereunder or (z) any formal policy of the Company adopted by the Board (or a duly authorized committee thereof)), or any other remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

(d) except as provided in Section 13(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated voluntarily by Indemnitee and not by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company, any legal entity which it controls or any of its or their directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advancement or hold harmless payment in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(e) To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final judgment or other adjudication of the Delaware Court, or other court of competent jurisdiction, as to which there is no further right or option of appeal to have been knowingly fraudulent or to constitute willful misconduct.

Section 9. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 14(d)), the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not voluntarily initiated by Indemnitee, and such advancement shall be made as soon as practicable but in any event within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law may be redacted from the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the amounts advanced and without regard to Indemnitee’s ultimate entitlement to be indemnified or held harmless under the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws, applicable law or otherwise. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances as contemplated by this Agreement upon the execution and delivery to the Company of this Agreement, which constitutes an undertaking by the Indemnitee to repay the amounts advanced (without interest) to the extent that it is ultimately determined by the Delaware Court or other court of competent jurisdiction in a final judgment not subject to appeal that Indemnitee is not entitled to be indemnified or held harmless by the Company. No other form of undertaking to repay Expenses advanced by the Company shall be required from Indemnitee other than the execution of this Agreement. This Section 9 shall not apply to any claim made by Indemnitee for which Indemnitee’s rights to indemnity or be held harmless are excluded pursuant to Section 8.

Section 10. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification, to be held harmless or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof (provided that Indemnitee may provide such notice at any time prior to receipt of written notice of the Proceeding if Indemnitee determines that indemnification or advancement of Expenses is required by this Agreement). To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to be indemnified or held harmless following the final disposition of such Proceeding. The omission by Indemnitee to notify the Company pursuant to this Section 10(a) will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of a request for indemnification or advancement of Expenses, advise the Board in writing or such request.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any Proceeding (in whole or in part) which would impose any Expense, liability or fine on Indemnitee without Indemnitee’s prior written consent unless the Company pays all such amounts and waives any right the Company may have to recover such amounts paid from Indemnitee.

Section 11. Procedure Upon Application for Indemnification.

(a) To the extent that Indemnitee is successful on the merits in any Proceeding to which Indemnitee is a party or a participant or in defense of any Proceeding, claim, issue or matter therein, no determination shall be required to be made with respect to Indemnitee’s entitlement to be indemnified or held harmless hereunder with respect to such Proceeding, claim, issue or matter.

(b) In all other cases, upon written request by Indemnitee to be indemnified or held harmless pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (ii) if a Change in Control shall not have occurred, by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (A) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to be indemnified or held harmless, payment to Indemnitee shall be made as soon as practicable but in any event within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to be indemnified or held harmless, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to be indemnified or held harmless) and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to be indemnified or held harmless, including a description of any reason or basis for which Indemnitee’s request to be indemnified or held harmless has been denied.

(c) In the event the determination of Indemnitee’s entitlement to be indemnified or held harmless is to be made by Independent Counsel pursuant to Section 11(b) hereof, the Independent Counsel shall be selected as provided in this Section 11(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request to be indemnified or held harmless pursuant to Section 10(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) The Company agrees to pay the reasonable fees and expenses of Independent Counsel.

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to Indemnitee’s entitlement to be indemnified or held harmless pursuant to this Agreement, the person or persons or entity making such determination shall, to the extent not prohibited by law, presume that Indemnitee is entitled to be indemnified and held harmless under this Agreement if Indemnitee has submitted a request for indemnification or to be held harmless in accordance with Section 10(a) of this Agreement, and the Company shall, to the fullest extent permitted by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnifying or holding Indemnitee harmless is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 13(e), if the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to be indemnified or held harmless shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of Indemnitee’s entitlement to indemnification or to be held harmless, to the fullest extent not prohibited by law, shall be deemed to have been made favorably to Indemnitee and Indemnitee shall be entitled to be indemnified or held harmless, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification or to be held harmless or (ii) a prohibition of such indemnification or hold harmless payment under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(b) shall not apply (i) if the determination of entitlement to be indemnified or held harmless is to be made by the stockholders pursuant to Section 11(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat or (ii) if the determination of Indemnitee’s entitlement to indemnification or to be held harmless is to be made by Independent Counsel pursuant to Section 11(b) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to be indemnified or held harmless or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Company if Indemnitee’s action is based on the records or books of account of the Company or applicable Enterprise, including financial statements, or on information supplied to Indemnitee by a committee of the board of directors or by the officers of the Company or applicable Enterprise in the course of their duties, or on the advice of legal counsel for the Company or applicable Enterprise or on information or records given or reports made to the Company or applicable Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Company or Enterprise, as may be applicable. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any Agent of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to be indemnified or held harmless under this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Certificate, the Bylaws or applicable law to the contrary, the Company is not obligated to pay or reimburse Indemnitee for any civil money penalty or judgment resulting from any administrative or civil action instituted by any federal banking agency, or any other liability or Expense with regard to any administrative proceeding or civil action instituted by any federal banking agency which results in a final order or settlement pursuant to which Indemnitee (i) is assessed a civil money penalty; (ii) is removed from office or prohibited from participating in the conduct of the affairs of the Company or the Bank; or (iii) is required to cease and desist from or take any affirmative action described in section 8(b) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1811, et seq.) with respect to the Company or the Bank (in each case, a “Covered Proceeding”), to the extent limited or prohibited by 12 C.F.R. Part 359 and 12 U.S.C. § 1828(k), as such rules and statute are now in effect and as they may be amended from time to time during the term of this Agreement (the “Regulatory Proceeding Rules”) unless the Company, the Bank and Indemnitee comply with all requirements of the Regulatory Proceeding Rules;

(g) Any determination by the Company or the Bank to pay or reimburse Indemnitee for any civil money penalty or judgment resulting from a Covered Proceeding, or any other liability or Expense with regard to any Covered Proceeding, to the extent permitted by the Regulatory Proceeding Rules, will be made in accordance with the Regulatory Proceeding Rules to the extent there is any conflict between the requirements of the Regulatory Proceeding Rules and the terms of this Agreement, the Certificate, the Bylaws or other applicable law.

Section 13. Remedies of Indemnitee.

(a) Subject to Section 13(e), if (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to be indemnified or held harmless under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement; (iii) no determination of Indemnitee’s entitlement to be indemnified or held harmless shall have been made pursuant to Section 11(b) of this Agreement within sixty (60) days after receipt by the Company of the request of Indemnitee to be indemnified or held harmless, (iv) indemnification or hold harmless payments are not made pursuant to Section 5, Section 6, Section 7 or the last sentence of Section 11(c) of this Agreement within ten (10) days after receipt by the Company of a written request therefor; (v) any indemnification or hold harmless payment pursuant to Section 3, Section 4 or Section 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled thereto; or (vi) if the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny to, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Indemnitee’s entitlement be indemnified or held harmless or receive advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) If a determination shall have been made pursuant to Section 11(b) of this Agreement that Indemnitee is not entitled to be indemnified or held harmless, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless or receive advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(b) of this Agreement that Indemnitee is entitled to be indemnified or held harmless, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with such determination or (ii) a prohibition of such indemnification or hold harmless right under applicable law.

(d) The Company shall, to the fullest extent not prohibted by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (as soon as practicable but in any event within ten (10) days after receipt by the Company of a written request therefor) advance to Indemnitee, to fullest extent not prohibited by applicable law, funds to reimburse Expenses incurred by Indemnitee in connection with any action brought by Indemnitee to enforced Indemnitee’s right to be indemnified or held harmless by, or receive advancement of Expenses from, the Company under this Agreement, any other indemnification, hold harmless or advancement agreement or provision of the Certificate of Incorporation, the Bylaws or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to be indemnified or held harmless or to receive advancement of Expenses or an insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to be indemnified or held harmless under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 14. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of Indemnitee to be indemnified or held harmless and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or hold harmless payments or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for officers and directors of the Company or the Bank, or for Agents of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or Agent under such policy or policies. If, at the time of the receipt of a notice of a claim for advancement of Expenses or hold harmless or indemnity payments pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding referenced in such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any indemnity or hold harmless payments, or advancement of Expenses, if and to the extent that Indemnitee has actually received payment of any such amount under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify, hold harmless or advance Expenses hereunder to Indemnitee with respect to Indemnitee serving or having served at the request of the Company as an Agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as payment therefor from such other Enterprise.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to have any Corporate Status on behalf of the Company or any other Enterprise, (b) one year after the final disposition of any Proceeding in respect of which Indemnitee is entitled to be indemnified or held harmless or receive advancement of Expenses hereunder or (c) one year after the final disposition of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement. The rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or Agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law, (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve and continue to serve as an officer and/or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including, without limitation, any prior indemnity agreements, all of which prior agreements and understandings shall be void and of no further force and effect as of the date hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, Bylaws, DGCL and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to Indemnitee’s rights to be indemnified or held harmless or receive advancement of Expenses hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the parry to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, (c) delivered by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)	If to Indemnitee:	At the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)	If to the Company:	Texas Capital Bancshares, Inc. 2100 McKinney Avenue, Suite 900 Dallas, Texas 75201 Attn: Chief Executive Officer

or to any other address as may have been furnished to Indemnitee by the Company.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the Indemnitee’s right to be indemnified or held harmless as provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying or holding harmless Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, liability, loss, excise taxes or penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and Agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

TEXAS CAPITAL BANCSHARES, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

Address:

Signature Page to

Indemnification Agreement